UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☑  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

TEMPLE-INLAND INC. (Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑      No fee required.

☐      Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials.

 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by Temple-Inland, Inc.

Pursuant to Rule 14a-6(b)

of the Securities Exchange Act of 1934

Commission File No.: 001-08634

The following communication was emailed to Temple-Inland employees who work at Temple-Inland's headquarters in Austin on November 10, 2011:

[INTERNATIONAL PAPER LOGO]

PAUL J. KARRE SENIOR VICE PRESIDENT HUMAN RESOURCES AND COMMUNICATIONS	6400 POPLAR AVENUE MEMPHIS, TN 38197

November 10, 2011

Dear Temple-Inland Austin MoPac Headquarters Employee:

We understand there are some questions regarding our plans for the Austin facility immediately after the close.   While we are very early in this process, we wanted to share what information we can at this time on this subject.

It is International Paper’s (IP) expectation, with very few exceptions, to maintain existing Temple-Inland (TIN) organizations and people in their current roles for a transition period after the close date.  This transition period will vary by group.  Importantly, this time will provide IP and TIN employees an opportunity to work together, to get to know each other and to understand and develop the integration work plans and corresponding time-lines.

If your position is affected, IP is committed to provide TIN employees with opportunities to find appropriate jobs within IP.  We have already begun the process by which TIN’s MoPac employees can express an interest in coming to work for IP should they so desire.

Until detailed transition planning is completed by each group and implications for resource needs in the combined organization are understood, the Austin office will remain open.

Sincerely,

Paul J. Karre

Senior Vice President

Human Resources and Communications

PJK/dt

Additional Information and Where to Find It

On November 7, 2011, Temple-Inland filed with the SEC a definitive proxy statement in connection with the proposed transaction with IP (which we refer to, as it may be amended from time to time, as the proxy statement”). The proxy statement has been mailed to the stockholders of Temple-Inland and contains important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials, and any other documents filed by Temple-Inland with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders can obtain free copies of the proxy statement from Temple-Inland by contacting Investor Relations by mail at Attention: Investor Relations, 1300 S. MoPac Expressway, 3rd Floor, Austin, TX 78746.

Participants in the Solicitation

Temple-Inland and International Paper and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Temple-Inland stockholders in connection with the proposed transaction.  Information about Temple-Inland’s directors and executive officers is set forth in the proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2011, and its Annual Report on Form 10-K for the year ended January 1, 2011, which was filed with the SEC on February 22, 2011. Information about International Paper's directors and executive officers is set forth in International Paper's Annual Report on Form 10-K for the year ended December 31, 2010 which was filed with the SEC on February 25, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 8, 2011. The proxy statement is available free of charge at the SEC’s website at www.sec.gov, and by mail at Attention: Investor Relations, 1300 S. MoPac Expressway, 3rd Floor, Austin, TX 78746, or by going to Temple-Inland’s Investor Relations page on its corporate website at www.templeinland.com.